EXHIBIT 10.1

AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT

This Amendment No. 1 to Change in Control Agreement (this “Amendment”) is made and entered into as of the date of the last signature of a party, by and between Nuvera Communications, Inc., a Minnesota corporation (the “Company”) and Glenn Zerbe (“you”).

RECITALS

WHEREAS, the Company and you have entered into that certain Change in Control Agreement dated August 27, 2019 (the “Agreement”) and desire to amend the Agreement by this Amendment; and

WHEREAS, capitalized terms used and not defined in this Amendment have the meanings ascribed to them in the Agreement; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Amendment to Term of Agreement. Effective as of December 31, 2022, Section 2 of the Agreement is hereby amended and restated in its entirety.

The term of this Agreement shall be the period (“Term”) beginning on the Effective Date hereof and shall extend to December 31, 2022, and then shall automatically renew for successive one (1) year terms, unless terminated on a written notice given by either party 90-days prior to the last day of such renewal period. Notwithstanding the foregoing, in the event of a Change in Control during the Term, the Term of this Agreement shall automatically be extended until the later of: (i) the last day of the twelfth month after the effective date of the Change in Control, or (ii) the date on which the Company obligations to you arising under or in connection with this Agreement have been satisfied in full.

2.

Effect of Amendment. This Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter of this Amendment, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter.

3.

No Implied Amendments. Except as herein amended, all of the terms of the Agreement shall remain in full force and effect and are ratified in all respects. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment.

4.

Governing Law; Incorporation of Agreement Provisions. This Amendment has been made in and will be governed and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflict of laws of any jurisdiction. The provisions of Section 16 “General Provisions” of the Agreement shall apply to this Amendment as if fully set forth herein, mutatis mutandis.

IN WITNESS WHEREOF, this Amendment No. 1 to Change in Control Agreement has been duly executed and delivered as of the respective dates set forth below, but effective as provided herein.

NUVERA COMMUNICATIONS, INC.

By:	/s/ James J. Seifert
James J. Seifert
Chair of the Board of Directors

Date:	May 11, 2026

/s/ Glenn Zerbe
Glenn Zerbe

Date:	May 11, 2026